UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002

(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Superior Energy Services, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement dated as of February 22, 2016 (the “ Credit Agreement”) among the Company, as a guarantor, SESI, L.L.C., as the borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein providing for a $470.3 million three-year secured revolving credit facility. The new revolving credit facility replaces the Company’s existing $600.0 million revolving credit and $325.0 million term loan facility, which was scheduled to mature in February 2017.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default that are consistent with those contained in the existing revolving credit and term loan facility. However, the maximum leverage ratio was increased and will be calculated on a net debt basis giving effect to domestic cash in excess of $100 million through the fourth quarter of 2017. Commencing with the first quarter of 2018, the maximum leverage ratio cannot exceed 4.25 to 1 and will be computed based on the basis of total debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company has also agreed to maintain a $150.0 million cash balance if its ratio of net debt to EBITDA is less than or equal to 4.6 to 1 and $200.0 million if the ratio exceeds 4.6 to 1. The new revolving credit facility will also be reduced by $10.0 million (subject to a floor of $400.0 million for the facility) for each quarter that the ratio of the total debt to EBITDA is greater than 4.0 to 1.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement, dated February 22, 2016, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Executive Vice President, Treasurer and Chief Financial Officer

Dated: February 22, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement, dated February 22, 2016, among Superior Energy Services, Inc., SESI, L.L.C., JPMorgan Chase Bank, N.A. and the lenders party thereto.